EXHIBIT  11




                               HOGAN SYSTEMS, INC.
                  Weighted Average Number of Common Shares and
                      Common Share Equivalents Outstanding
                                 (In thousands)


                                                                                 1995               1994
                                                                                 ----               ----

Three-month period ended December 31:

      Shares outstanding at beginning of period                                14,510             14,383

      Exercise of share options                                                   753                  2

      Common share equivalents                                                    337                246
                                                                            ---------           --------

   Weighted average number of common
      shares and common share equivalents
      outstanding                                                              15,600             14,631
                                                                            =========           ========

Nine-month period ended December 31:

      Shares outstanding at beginning of period                                14,390             14,381

      Exercise of share options                                                   873                  3

      Common share equivalents                                                    337                453
                                                                            ---------           --------

   Weighted average number of common
      shares and common share equivalents
      outstanding                                                              15,600             14,837
                                                                            =========             ======